Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company

Coeur d’Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159966, 333-186861, 333-195246, and 333-201520) and Form S-8 (No. 333-96995, 333-60095, 333-169030, and 333-176364, and 333-195019) of Hecla Mining Company of our reports dated February 18, 2015, relating to the consolidated financial statements, and the effectiveness of Hecla Mining Company’s internal control over financial reporting, which appears in this Form 10-K.

/S/ BDO USA, LLP

Spokane, WA

February 18, 2015